Company Contact:	Investor Relations Contact:
Mr. Richard F. Fitzgerald	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Tel: 1- (484) 693-1702	Email: brett@haydenir.com
Email: Fitzgeraldr@techprecision.com
www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Executes a Purchase Agreement For Up To
$9.5 Million in Sapphire Chamber Orders

CENTER VALLEY, PA – February 14, 2012 – TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision”, or “the Company”), an industry leading manufacturer of precision, large-scale fabricated and machined metal components and systems with customers in the alternative energy, cleantech, medical, nuclear, defense, aerospace and other commercial industries, today announced that it has executed a purchase agreement with an existing Tier-1 customer, to produce sapphire chambers at its Wuxi Critical Mechanical Components Co., Ltd. (WCMC) facility in China.

This agreement results from the successful completion of prototype units delivered to the customer, in February 2012. When ordered under this purchase agreement, production volume units are expected to ship throughout FY 2013 (beginning as early as March 2012) and could aggregate up to $9.5 million in revenue.

“This purchase agreement validates that we are producing robust prototype units which can translate into production volumes,” said Mr. James Molinaro, CEO of TechPrecision Corporation. “Our WCMC division was developed to be a quality operation that allows us to deliver chambers to this rapidly growing global market. TechPrecision has already produced more than 1,100 high temperature vacuum chambers for the solar and sapphire markets.”

Mr. Molinaro continued, “Largely at the urging of our customers, we rapidly qualified our capability and capacity in Asia to position our production close to our customer’s end-users. This purchase agreement supports this decision, and we expect to capture a larger share of the market as our WCMC division continues to develop. This purchase agreement is expected to lead to orders which could increase the run rate for WCMC by approximately 148%, based on the $3.2 million of production completed over the past six months and shipped during the third quarter of fiscal 2012.”

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc., and Wuxi Critical Mechanical Components Co., Ltd., is an industry leading, global manufacturer of precision, large-scale fabricated and machined metal components and systems. These products are used in a variety of markets including: renewable energy (solar and wind), medical, nuclear, defense, industrial, and aerospace. TechPrecision’s mission is to be the leading end-to-end global service provider to its markets by furnishing custom, fully integrated “turn-key” solutions for complete products that require custom fabrication, precision machining, assembly, integration, inspection, non-destructive evaluation and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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